Exhibit 99.1

CERIDIAN CORPORATION AND PERSHING SQUARE CAPITAL MANAGEMENT RESOLVE PROXY CONTEST

New York, New York/Sept. 8, 2007 Ceridian Corporation (NYSE: CEN) and Pershing Square Capital Management, L.P. today jointly announced that Ceridian and certain funds managed by Pershing Square have reached an agreement with respect to the election of directors at the upcoming annual meeting of Ceridian.

Pershing Square has agreed to discontinue the proxy contest with respect to the election of directors at the annual meeting, and Ceridian has agreed that immediately following the annual meeting, the size of the Ceridian board will be increased to eleven, and three of Pershing Square’s current nominees -- John D. Barfitt, Robert J. Levenson and Gregory A. Pratt -- as well as Paul C. Hilal of Pershing Square, will be appointed to the board.

Kathryn V. Marinello, President and Chief Executive Officer of Ceridian, said, “This agreement represents a win for all Ceridian stockholders and allows us to move forward decisively in closing our $36 cash merger with Thomas H. Lee Partners and Fidelity National Financial.”

William A. Ackman of Pershing Square said “we are delighted to have brought this situation to an amicable conclusion, and look forward to a prompt closing of the merger. In the interim, we are confident that our designees to Ceridian’s board will serve the company well. I would like to personally thank our entire slate of directors for the time, professionalism and guidance that they brought to this process.”

ABOUT CERIDIAN

Ceridian Corporation (www.ceridian.com) is a business services company that helps its customers maximize the power of their people, lower their costs and focus on what they do best. The Company serves businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with its 2007 annual meeting of stockholders, Ceridian has filed a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor for the 2007 annual meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 annual meeting. Information regarding the officers and directors of Ceridian and potential participants in the solicitation is included in Ceridian’s definitive proxy statement filed with the SEC on July 31, 2007, its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com.

CONTACTS:

Pete Stoddart, Director of Public Relations
952-853-4278

Craig Manson, Vice President of Investor Relations
952-853-6022

Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449